UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024 (March 22, 2024)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 2A
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 results of Operations and Financial Condition

On March 26, 2024, Palisade Bio, Inc. (the “Company”) reported its financial results for the year ended December 31, 2023. A copy of the press release is attached as Exhibit 99.01 and is incorporated herein by reference.

The information furnished under Items 2.02, including the accompanying Exhibit 99.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On March 22, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with the audit committee requirements set forth in Nasdaq Listing Rule 5605.

More specifically, as of the date of the Notice, the audit committee consists of only two (2) members, both of which are “independent directors,” as that term is defined in Nasdaq Listing Rule 5605(a)(2). Per Nasdaq Rules, the audit committee is required to be comprised of three (3) independent directors. The Notice states that, consistent with Nasdaq Listing Rules 5605(b)(1)(A) and Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or March 4, 2025, or (ii) if the next annual shareholders’ meeting is held before September 3, 2024, then the Company must evidence compliance no later than September 3, 2024.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 25, 2024, the Company held a virtual special meeting of its shareholders (“Special Meeting”) at 10:00 a.m. Pacific Time. Shareholders of record as of the close of business on February 2, 2024 (“Record Date”) were entitled to vote. As of the Record Date, 12,129,907 shares of the Company’s common stock were issued, outstanding, and entitled to vote, of which 6,583,805 shares of common stock, constituting a quorum, were represented at the meeting, in person or by proxy. The final results of the shareholder vote on the proposal brought before the Special Meeting was as follows:

Proposal 1. The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors: a reverse split of the Company’s common stock, at a ratio not less than 1-for-2 and not greater than 1-for-15, with the exact ratio to be set within that range at the discretion of the Board of Directors, without further approval or authorization of our shareholders, and to be effected on or before December 31, 2024, was approved by a majority of votes cast at the Special Meeting, based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
4,056,142	2,488,183	39,480	—

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
99.01	Press Release dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2024	Palisade Bio, Inc.

/s/ J.D. Finley
	By:	J.D. Finley
Chief Executive Officer